SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2006

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

390 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01.     Other Events.

During 2004 and 2005, as reported in Cardinal’s reports filed under the Securities Exchange Act of 1934 (the “1934 Act”), Cardinal had significant working capital shortages and difficulties in paying its debts as they came due. During 2004 and 2005 Cardinal retained certain debt consultants to assist Cardinal in resolving the issues related to Cardinal’s working capital shortages. The method under these contracts involved the debt consultants writing checks payable to Cardinal’s creditors, and Cardinal paying the debt consultants a fee based on the amount of debt resolved. The ‘fee’ was paid in shares of Cardinal common stock and was calculated at a discount from the then-current market price for those shares. Cardinal issued such shares under its equity incentive plans pursuant to Cardinal’s registration statements on Form S-8, resulting in the debt consultants receiving unrestricted shares. Cardinal’s Board of Directors has since reached the conclusion that the issuance of the shares to the debt consultants pursuant to Form S-8 Registration Statements may have been improper with respect to the use of shares registered on the S-8 Registration Statements, and the shares should have been issued as restricted shares pursuant to an exemption from registration.

During 2004 and 2005, Cardinal issued a total of 54,213,206 shares to four debt consultants for services in connection with the resolution of corporate debts in a total amount of $2,121,167. The value of the shares (based on the market price of the shares when issued) was $3,301,660. The shares were paid for services rendered and as reimbursement of monies paid to creditors.

In response to learning that the use of shares registered on the S-8 Registration Statement may not have been proper, on the advice of counsel, the Board of Directors formed a Special Committee in October of 2005 to review and investigate all legal and accounting issues that may be related to the improper issuances of unrestricted shares. Mr. Garneau and Mr. Weisman were not selected to serve on the Special Committee, due to their relationships with certain of the debt consultants. The Special Committee hired independent counsel who confirmed the legal issues which Cardinal continues to investigate.

With the assistance of the Special Committee’s counsel, Cardinal also attempted to negotiate a resolution of the outstanding issues with the four debt consultants. In these negotiations, Cardinal received a return to it of 17,178,340 shares that were previously issued without a restrictive legend and reissued to those debt consultants 25,346,303 shares with a restrictive legend. Of the remaining 37,034,866 shares, Cardinal believes that most, if not all of them, have been resold into the public market and are no longer owned by the debt consultants. However, Cardinal has been unable to confirm this. Cardinal also sent correspondence on October 17, 2005 and November 18, 2005 to Scott Kramer of Jantaq Investments, Inc.; Michael Blank of Jango Capital; Ms. Beatrice Welles; and Mr. Ed Buckmaster informing them not to sell or effect trades in the shares registered on the S-8 Registration Statements due to improper issuances as free trading securities.

The possibly improper issuance of the unrestricted shares to the debt consultants and use of the S-8 Registration Statement may result in potential liability to Cardinal for failure to comply with specific federal securities laws and regulations regulating the use of S-8 registration statements. If this is proven, Cardinal may have liability for fines, penalties, and damages. To date, neither the Securities and Exchange Commission, nor any shareholder has threatened litigation or an investigation related to the use of the S-8 Registration Statements. Jantaq Investments, Inc. has made a written demand for amounts allegedly due to it under its debt consulting agreement with Cardinal. It is not clear from Jantaq’s demand the amount that Jantaq is claiming, but Cardinal has included a reserve of $303,057.53 as a liability in its balance sheet for this potential obligation, although Cardinal is considering with its counsel whether to contest the amount due and, if suit is brought by Jantaq, to file counterclaims against Jantaq.

After reviewing Cardinal’s financial statements, Cardinal’s Board of Directors has determined that it does not believe that it must restate any of the financial information previously published and publicly filed by Cardinal because the amount of loss cannot be reasonably estimated. Further, there is no pending or threatened litigation relating to the improper issuance of the shares under the S-8 Registration Statement. Paragraph 10 of Statement of Financial Accounting Standards No. 5 (FASB) states that, “[i]f disclosure is deemed necessary, the financial statements shall indicate the nature of the loss or loss contingency and give an estimate of the amount or range of loss or possible loss or state that such an estimate cannot be made.” Cardinal does not believe that an estimate of the potential loss contingency can be made at this time, if at all.

Certain members of management had personal or business relationships with the debt consultants. The four consultants were: Jantaq Investments, Inc. (“Jantaq”); Jango Capital, LLC (“Jango”); Ms. Beatrice Welles, and Mr. Ed Buckmaster.

The value of the shares issued to Jantaq during 2004 and 2005 was $2,230,252 amounting to 32,799,126 shares issued to Jantaq during 2004 and 2005. One of the associates of Jantaq is Mr. John Weisman, Vice President Settlements, the brother of Mr. David Weisman who was at the time a member of our Board of Directors, Chairman and Chief Executive Officer at the time we entered into the agreement with Jantaq. Mr. Weisman subsequently resigned as Chief Executive Officer and Chairman in November 2005, as reported in a Form 8-K report filed at the time, but remains a director of Cardinal. Jantaq has refused to return any shares issued to it, has rejected the Company’s attempts to settle this issue by receiving restricted shares in return for the S-8 shares, and recently has made a written demand for amounts allegedly due to it under its debt consulting agreement with Cardinal.

The value of the shares issued to Jango during 2004 and 2005 was $551,673 with 9,860,650 shares issued to Jango during 2004 and 2005. Jango returned 5,625,000 shares (about 57% of the total issued to it) in exchange for 9,974,288 shares of restricted stock. Cardinal is investigating, and will continue to investigate, whether the transaction with Jango was a related party transaction within the meaning of Regulation SB, Item 404, with respect to a former member of Cardinal’s management.

The value of the shares issued to Ms. Beatrice Welles during 2005 was $90,366 with 2,126,270 shares issued to Ms. Welles during 2005. Ms. Welles was a personal friend of Mr. David Weisman at the time the contracts were entered into. Upon notification of the possibly improperly issued shares, Ms. Welles immediately returned all of the shares we issued to her, although we have not reached settlement with her.

The value of the shares issued to Mr. Ed Buckmaster during 2005 was $429,639 with 9,427,160 shares issued to Mr. Buckmaster during 2005. Mr. Buckmaster is the father-in-law of Edouard Garneau, currently our Chief Executive Officer and a Director. Mr. Buckmaster is also a shareholder of Cardinal. Upon notification of the possibly improperly issued shares, Mr. Buckmaster immediately returned all of the shares we issued to him in exchange for 15,372,015 shares of restricted stock.

As Cardinal continues its review of these legal and accounting issues, it will continue to consider the appropriate disclosures and whether a loss contingency should appropriately be recognized in its financial statements for any future or past periods.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

By:	/s/ Edouard A. Garneau

Chief Executive Officer

Date: March 29, 2006